Exhibit 24

On the left, there appears a round seal that reads: [Illegible] Gonzalo Sauca Polaco – Boadilla del Monte (Madrid).

In the middle, there appears a stamp that reads: Euro 0.15.

On the right, there appears the number 7B7252892

Seal: GONZALO SAUCA POLANCO. NOTARY PUBLIC. c/Mártires, 25. Tel. 91 632 00 74 – Fax: 91 632 00 87 – 28680 BOADILLA DEL MONTE (Madrid) REGISTRATION AND CONVERSION DEED INTO A PUBLIC DOCUMENT OF THE CORPORATE AGREEMENTS.

In Boadilla del Monte, place of my domicile, on the twenty-second day of the month of June of the year two thousand and six.

Before me, GONZALO SAUCA POLANCO, Notary Public of the Madrid Association,

THERE APPEARS BEFORE ME:

     DON JUAN GUITARD MARÍN, of age, married, domiciled to these effects in Boadilla del Monte (Madrid), Avenida de Cantabria, s/n, Ciudad Grupo Santander, bearing Identity Document number 5.227.818 -X.

     On behalf of and representing “BANCO SANTANDER CENTRAL HISPANO, S.A.”, domiciled at Santander, Paseo de Pereda 9-12, bearing TIN A-39000013, with indefinite length, organized public deed notarized before the Santander’s Notary Public, don José Dou Martínez, on the 3rd day of the month of March of the year 1856, ratified and partially modified by another deed authorized by the Santander’s Notary Public, Don José María Olarán, on the 21st day of the month of March of the year 1857, starting their operations on the 20th day of the month of August of the year 1857; becoming a credit corporation by a public deed authorized by the Santander’s Notary Public, Don Ignacio Pérez, on the 14th day of the month of January of the year 1875; being its bylaws adapted to comply with the new Corporate Law, by the deed granted on the 8th day of the month of June of the year 1992, authorized by the Santander’s Notary Public, Don José María de Prada Díez, under the number 1,316, registered under the Commercial Registry of Cantabria in Volume 448, Book 1, Page 1,960, 1st registration of modifications. Being its commercial name changed by the one used today, and its Bylaws partially modified due to the deed authorized by Madrid’s Notary Public, Don Antonio Fernández-Golfín Aparicio, on the 13th day of the month of April 1999, number 1,212 of my formal registry, by which it merged with Banco Central Hispano Americano S.A., with a take-over registered under the deed entered under registry 596 of the Corporate sheet.

     Acting as Vice-Secretary of the Executive Commission of the Corporation pursuant the provision of Art. 108 of the Commercial Registry Regulation, with the purpose of changing public documents into the agreement adopted by such Executive Commission, at its meeting held on June 16, 2006, due to a certification delivered to me and that I attached hereto, issued by the Secretary, don Ignacio Benjumea Cabeza de Vaca, with the approval of the Third Vice-President, don Matías Rodríguez Inciarte, whose signatures are known to me, and I hereby prove the legitimacy thereof.

     The person appearing before me was appointed as General Vice-Secretary of the Bank, pursuant the agreement of the Executive Commission dated May 6, 2002, being ratified thereof by the Administration Committee of the entity at the meeting held on June 24, 2002, as General Vice-Secretary and General Director of the Bank, pursuant to the deed authorized by the Santander’s Notary Public, don José María de Prada Díez, on July 4, 2002, under number 1812 of the Registry, registered under the Commercial Registry of Cantabria, under Volume 721, Folio 183, Section 8, Page S-1960, registration 1063.

     The Executive Commission bears the faculties conferred under the deed authorized by the Santander’s Notary Public Don José María de Prada Diez, on the 12th day of March 1999, under number 792 of the Registry, registered under number 463 of the Corporate sheet.

     Having the authorized copy of such deed before me, all the faculties of the Administration Committee were granted to such Executive Commission, unless those exempted by the agreement of the granting, being the agreements, became public deed hereto, not representing faculties implied or constituting faculties that have been exempted on the granting.

     The appearing party, in my opinion and good judgment, has the legal capacity to perform this act, and to such effect,

     GRANTS:

That under the figure in which the party intervenes, and complying with the agreements referred to the certification mentioned before, each and every agreement that appears on such certification BECOMES A PUBLIC INSTRUMENT and AS REQUESTED OF ME, the Notary Public, to register with this deed, which I hereby do, making it part of the same, and it being transcribed in all the copies of this deed to be issued, each and every one of the mentioned agreements becomes a public deed, the relationship of which is omitted to avoid unnecessary reiterations, as they appear detailed on the registered certification, to which the appearing party refers to.

     GRANTING AND AUTHORIZATION:

I have performed the legal reserves and notices. I, the Notary Public, responsible for the automatic filing of the Registry and notarial documentation, as well as the administration and organizational filing of the notary office, I guarantee the full knowledge of the regulation regarding the Personal Data Protection Act, and therefore, pursuant to Act 15/99, the parties hereto are informed about the addition of their data to the existing automated files of the notary office under my charge, as well as such data that could be delivered to those public agencies, that pursuant to the regulation in force, have the right to access them. The Notary Public guarantees the rights to access, rectify, cancel and oppose, exercisable by the affected party, except those available by law to the Public Agencies, Courts, or those inexcusable for the exercise of the notary’s function. Having read to the appearing parties, before their election, they find it pursuant to their will and sign with me, the Notary Public. Being the appearing party identified by complementary means of the identity document hereby submitted and stated herein, consent has been granted freely, and the granting is pursuant to law, as well as the will duly informed by the grantor and intervening party, and all the pertaining matters of this deed, this deed is issued in three folios of stamped and notarized papers of the State, exclusively used for notary documents, series 7K, number 2075465, the next in order and this present, ALL OF WHICH I ATTEST. There appears the signature of the appearing party.

Signed. Sealed: GONZALO SAUCA POLANCO.

Titled and sealed.

ATTACHED DOCUMENTS.

Grupo Santander

IGNACIO BENJUMEA CABEZA DE VACA, GENERAL SECRETARY AND SECRETARY OF THE ADMINISTRATION COMMITTEE OF THE EXECUTIVE COMMISSION OF THE “BANCO SANTANDER CENTRAL HISPANO, S.A.”,

I CERTIFY: That, pursuant to the corresponding minutes, of the meeting held by the Executive Commission of the Entity, in Santander, Paseo de Pereda 9-12, on June 16, 2006, summoned by the schedule of meetings, previously communicated and unanimously accepted by all the members of the Commission, without a prior agenda as it is not applicable to the operation of the Commission, all ten members attending, besides the Secretary, and the minutes of which was approved unanimously at the end of the meeting, the agreement, among others, was adopted, also unanimously, and which it literally reads:

“To grant a special power of attorney to Mr. James Howard Bathon (married, born in the State of Maryland, on July 23, 1960, citizen of the United States on America, domiciled at 574 Washington Avenue, Pleasantville, New York 10570, U.S.A., bearing Social Security Number ###-##-####), by which he is granted the right to formalize, indistinctively and jointly, before the corresponding federal authorities of the United States of America, and the state authorities of the State of New York, including the Federal Reserve Bank, and the taxing authorities, all the acts and declarations obliged to be performed by Banco Santander Central Hispano, S.A., in regards to and/or pursuant with the acquisition of a share on the capital stock of the Sovereign Bankcorp, of the United States of America, being Mr. James Howard Bathon empowered to fulfill, issue, sign, and submit any kind of public and private documents and forms under the terms and conditions he deems appropriate, and to perform any related declarations thereto until their duly submission and registration.”

Moreover, I CERTIFY that the ten members of the Executive Commission of the Entity that appeared at the meeting held on June 16, 2006 were: Don Emilio Botín-Sanz de Sautuola and García de los Rios, Don Fernando de Asúa Álvarez, Don Alfredo Sáenz Abad, Don Matías Rodríguez Inciarte, Don Antonio Basagioti García-Tuñón, Doña Ana Patricia Botín-Sanz de Sautuola and O’Shea, Don Guillermo de la Dehesa Romero, Don Rodrigo Echenique Gordillo, Don Antonio Escámez Torres, and Don Francisco Luzón López.

And, for the records, I issue this certification, certified by Don Matías Rodríguez Inciarte, Third Vice-President, in Boadilla de Monte (Madrid), on the nineteenth day of the month of June of the year two thousand and six.

Ratified.

Third Vice-President

[Illegible signature]	[Illegible Signature]

THIS IS A TRUE COPY OF THE ORIGINAL THAT I ISSUE ON MY PLACE OF BUSINESS, THE SAME DAY OF ITS GRANTING, FOR THE APPEARING ENTITY, ON THE PRESENT FOLIO AND ON THEIR FOUR PREVIOUS CORRELATIVES. I ATTEST.

[ILLEGIBLE SEAL AND SIGNATURE]

THERE APPEARS A LEGAL NOTE THAT READS: La Haye Convention, October 5, 1961 Royal Decree 2433/1978, October 2nd)

1.	Country: Spain
2.	It has been signed by [Illegible]
3.	Acting as NOTARY PUBLIC
4.	There appears the seal/stamp of his Notary’s Office
5.	In Madrid 6.
6.	June 26, 2006
7.	By the Madrid Notaries Public Association
8.	Under the number 36103
9.	Seal/Stamp
10.	Signature [Illegible]

To the left appears an illegible seal with the following number below it: A20627142

Below the legal note there is a name printed as follows:

Don Luis Enrique Garcia Labajo

Member of the Board of Directors, acting as Dean